Exhibit 10.16

AMENDMENT No. 3

TO

AGREEMENT FOR INVENTORY FINANCING

This AMENDMENT (“Amendment”) to AGREEMENT FOR INVENTORY FINANCING is made as of May 27, 2005 by and between PC CONNECTION, INC., a corporation, duly organized under the laws of the State of Delaware (“PC Connection”), MERRIMACK SERVICES CORPORATION a corporation, duly organized under the laws of the State of Delaware (“Merrimack”), GOVCONNECTION, INC., a corporation, duly organized under the laws of the State of Maryland (“GovConnection”), and MOREDIRECT, INC., a corporation, duly organized under the laws of the State of Florida (“MoreDirect”) (PC Connection, Merrimack, GovConnection and MoreDirect are referred to herein as a “Customer” or, collectively, the “Customers”) and IBM CREDIT LLC, a Delaware limited liability company, formerly IBM Credit Corporation (“IBM Credit”).

RECITALS:

WHEREAS, Customers and IBM Credit have entered into that certain Agreement for Inventory Financing dated as of October 31, 2002 (as amended, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Customers AND IBM Credit desire to amend the Agreement as more fully set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Amendment. The Agreement is hereby amended be deleting subsection (A) of Section 4.1 in its entirety and substituting, in lieu thereof, the following:

“(A) all goods manufactured or sold by International Business Machines Corporation (“IBM”), Lenovo (United States) Inc. (“Lenovo”) or Lexmark International, Inc. (“Lexmark”) or bearing the trademarks or trade names of IBM, Lenovo or Lexmark, including, inventory and equipment and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor, but excluding, however, each Customer’s capital equipment;”

Section 3. Representations and Warranties. Customer makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 3.1 Accuracy and Completeness of Warranties and Representations. All representations made by Customer in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Customer in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

Section 3.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Customer not to be in compliance with the terms of any agreement to which Customer is a party.

Section 3.3 Litigation. Except as has been disclosed by Customer to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Customer, which if adversely determined, would materially adversely affect Customer’s ability to perform Customer’s obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 3.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by Customer and is enforceable against Customer in accordance with its terms.

Section 4. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Customer hereby, ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Customer, and is not subject to any claims, offsets or defenses.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Amendment as of the date first above written.

IBM CREDIT LLC,	PC CONNECTION, INC.

/s/ Thomas Harahan	/s/ Jack L. Ferguson
Thomas Harahan, Manager	Jack L. Ferguson, Treasurer and Interim CFO
[PLEASE PRINT NAME & TITLE]	[PLEASE PRINT NAME & TITLE]

MERRIMACK SERVICES CORPORATION

/s/ Jack L. Ferguson
Jack L. Ferguson Treasurer and Interim CFO
[PLEASE PRINT NAME & TITLE]

GOVCONNECTION, INC.

/s/ Gary Anderson
Gary Anderson, Treasurer
[PLEASE PRINT NAME & TITLE]

[Signatures continue on following page.]

MOREDIRECT, INC.

/s/ Scott J. Modist
Scott J. Modist C.F.O.
[PLEASE PRINT NAME & TITLE]